                        THE EMERGING GERMANY FUND INC.


Dear Stockholder:

Please accept our thanks for sending in your WHITE Proxy Card.

To avoid the possibility of the validity of your WHITE Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new WHITE Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. This WHITE Proxy Card will automatically revoke any previous WHITE Proxy Card when it is returned to us.

/ / YOUR PREVIOUS WHITE PROXY WAS UNSIGNED. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / YOUR PREVIOUS WHITE PROXY WAS UNDATED. (Please sign, date and return the new proxy in the enclosed envelope.)

/ / YOUR PREVIOUS WHITE PROXY OMITTED YOUR TITLE OR AUTHORITY. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

/ / YOUR PREVIOUS WHITE PROXY, AS SIGNED, DID NOT CONFORM TO THE NAME SHOWN ON THE PROXY. (Please date and sign the WHITE Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity. If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.)

/ / YOUR PREVIOUS WHITE PROXY, AS MARKED, DID NOT CLEARLY SPECIFY YOUR INSTRUCTIONS. (Please sign, date and clearly mark your proxy.)

/ /     OTHER__________________________________________________________________

        _______________________________________________________________________
Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed WHITE Proxy Card as soon as possible. Please mail it in the enclosed postage paid envelope provided for your convenience. Once again, we greatly appreciate your support.


Sincerely,



THE EMERGING GERMANY FUND INC.